Execution Copy

FOURTH AMENDMENT TO
FORUM FUNDS II DISTRIBUTION AGREEMENT

This Fourth Amendment (the “Amendment”) to the Distribution Agreement (the “Agreement”) dated as of May 31, 2017, by and between Forum Funds II (the “Trust”) and Foreside Fund Services, LLC (“Distributor”), is entered into as of October 11, 2018 (the “Effective Date”).

WHEREAS, the Trust and Distributor (the “Parties”) desire to amend Appendix A of the Agreement to reflect the removal of the Phocas Real Estate Fund and a change to the name of the ABR Enhanced Short Volatility Fund to the ABR Dynamic Short Volatility Fund; and

WHEREAS, Section 16 of the Agreement requires that all amendments to the Agreement be made in writing and executed by all parties;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.	Appendix A to the Agreement is hereby deleted in its entirety and replaced by Appendix A attached hereto to reflect (a) the removal of Phocas Real Estate Fund, and (b) the name change of ABR Enhanced Short Volatility Fund to ABR Dynamic Short Volatility Fund.

3.	Except as expressly amended hereby, all of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

FORUM FUNDS II		FORESIDE FUND SERVICES, LLC

By:	/s/ Jessica Chase	By:	/s/ Mark Fairbanks
	Jessica Chase, President		Mark Fairbanks, Vice President

AMENDED APPENDIX A TO THE
DISTRIBUTION AGREEMENT BETWEEN
FORUM FUNDS II AND FORESIDE FUND SERVICES, LLC

APPENDIX A
As of November 1, 2018

ABR Dynamic Blend Equity & Volatility Fund

ABR Dynamic Short Volatility Fund

Acuitas International Small Cap Fund

Acuitas US Microcap Fund

Baywood ValuePlus Fund

Baywood Socially Responsible Fund

Caravan Frontier Markets Opportunities Fund

CVR Dynamic Allocation Fund

Dundas International Equity Growth Fund

Gurtin California Municipal Intermediate Value Fund

Gurtin California Municipal Opportunistic Value Fund

Gurtin National Municipal Intermediate Value Fund

Gurtin National Municipal Opportunistic Value Fund

NWS Global Property Fund

NWS International Property Fund

Semper U.S. Treasury Money Market Fund